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                                                                   EXHIBIT 10.16

                                  AMENDMENT TO
                   CONSULTING SERVICES AGREEMENT ("AMENDMENT")

                                     Between

                       ARV ASSISTED LIVING, INC. (" ARV")
                            a California corporation
          245 Fischer Avenue, Suite D-1 - Costa Mesa, California 92626
                                       and

                          JOHN A. BOOTY ("CONSULTANT")
                            an individual residing at
                  908 Tyner Way - Incline Village, Nevada 89401


                                     PURPOSE

        ARV and Consultant previously entered into a Consulting Services Agreement, which agreement was effective as of October 1, 1996 and continued for a period of twenty-four months thereafter (the "Agreement"). The parties to the Agreement wish to amend and modify certain provisions of the Agreement as stated herein.

                      SERVICES TO BE PROVIDED BY CONSULTANT

        In addition to the services stated in the Agreement, Consultant shall also serve as interim President of ARV at such times and for such periods as requested by the Directors of ARV.

                                  COMPENSATION

        ARV shall pay Consultant the rate of $29,250 per month, effective October 13, 1997, and for the duration of Consultant's term of office, for his services as interim President and the Agreement shall be extended for a period of eighteen (18) months following termination of this term as interim President at its current rate of $15,000 per month. Said rates shall be inclusive of all payments that Consultant may receive from ARV, including, but not limited to, compensation for serving on the Board of Directors of ARV.

        In addition to the sums stated above, ARV shall continue to provide Consultant a medical insurance plan, the premiums for which shall be paid by ARV for the term hereof.


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                              TERM AND TERMINATION

        This Amendment shall be effective as of October 13, 1997 and shall continue for eighteen (18) months following the last month in which Consultant acts as President of ARV.

                                CHANGE OF CONTROL

        In the event that during the term of the Agreement and this Amendment thereto there is a change in the ownership, or effective control of ARV or in the ownership of a substantial portion of ARV's assets (any one of which shall be referred to herein as "Change in Control"), and in the event Consultant's services are terminated involuntarily following the Change in Control and during the term of the Agreement and this Amendment thereto, ARV shall immediately pay to Consultant all remaining sums that would be due under the Agreement and the Amendment thereto as if Consultant had provided services for the entire term thereof, and reimbursable expenses through the date of the Change in Control. For the purposes of this Amendment: (i) "change in the ownership of ARV" shall mean the date that any person or persons acting as a group, acquires ownership of the capital stock of ARV and the acquired capital stock together with capital stock held by such person or group, gives the acquiring person or group possession of more than fifty percent (50%) of the total fair market value or the total voting power of the capital stock of ARV; (ii) "change in effective control of ARV" shall mean that either: (A) any one person, or more than one person acting as a group, would acquire (or had acquired during the twelve (12)
- month period ending on the date of the most recent acquisition by such person or persons) ownership of the capital stock of ARV possessing fifty percent (50%) or more of the total voting power of the capital stock of ARV; or (B) a majority of the members of the Board was replaced during any twelve (12) - month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of such appointment or election; and
(iii) "change in ownership of a substantial portion of ARV's assets" shall mean the date on which one person, or more than one person acting as a group, would acquire (or had acquired during the twelve (12) - month period ending on the date of the most recent acquisition by such person or persons) assets from ARV that have a total fair market value equal to, or more than, thirty three and one-third percent (33-1/3%) of the total fair market value of all of the assets of ARV immediately prior to such acquisitions.

                                 REMAINING TERMS

        All other terms of the said Agreement shall remain unchanged and in full force and effect.

                        [SIGNATURES FOLLOW ON NEXT PAGE]


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        IN WITNESS WHEREOF, the parties have hereunto set their hands as of the
13th day of October 1997.


"ARV"                                           "CONSULTANT"
  ARV ASSISTED LIVING, INC.,
  A CALIFORNIA CORPORATION



  By:    /s/ GRAHAM ESPLEY-JONES                 /s/  JOHN A. BOOTY
     -------------------------------            -----------------------------
         Graham Espley-Jones                     John A. Booty
  Its:   Executive Vice President and
         Chief Financial Officer




By:     /s/ SHEILA M. MULDOON
    -------------------------------
        Sheila M. Muldoon
Its:    Vice President and General Counsel


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